SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California	333-140448	20-5344927
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

2141 Rosecrans Avenue, Suite 1160, El Segundo, CA 90245
(Address of principal executive offices)
(Zip code)

(310) 606-8000
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On February 25, 2009, Manhattan Bancorp (the “Company”) entered into a Membership Interest Purchase Agreement dated as of February 23, 2009 (the “Agreement”) with MB Financial Services, Inc. (“Purchaser”), Bodi Advisors Inc. (“Management Company”) and Bodi Capital, LLC (“Seller”), which agreement was joined in by Greg Jacobson, Harold Hermelee and Tad Dahlke (the “Management Principals”). Purchaser is a newly formed corporation which will be wholly owned by the Company.  Pursuant to the Agreement the Seller will sell 700,000 Class A Membership Units (representing 70% ownership in Seller) of the Seller to the Purchaser for $790,000 in cash.  The remaining 300,000 Class A Membership Units of Seller (representing 30% ownership) will be owned by the Management Company immediately prior to the closing of the transactions contemplated by the Agreement (the “Closing”).  In addition, the Management Company will own 166,667 Class B Membership Units of Seller, which, if certain performance criteria are satisfied, may increase Management Company’s ownership in Seller from 30% to 40%.  Management Company will be owned by the Management Principals and other employees of Seller.  Following the Closing, the name of the Seller will be changed to BOM Capital, LLC.

Following the Closing, the Seller intends to engage in two businesses:  (i) a “riskless principal” securities trading business as permitted by Section 225.28(b)(7) of Regulation Y of the Rules and Regulations of the Federal Reserve Board and, (ii) a mortgage brokerage business to originate single family home loans as permitted by Section 225.28(b)(1) under Regulation Y of the Rules an Regulations of the Federal Reserve Board.

Consummation of the transactions contemplated by the Agreement  is subject to approval by or notification to Federal Reserve Board and satisfaction of other conditions as set forth in the Agreement, including the Seller filing an application with the Financial Institution Regulatory Authority (“FINRA”) and any applicable state-regulatory authorities for a broker-dealer license, the execution by the parties of Seller’s Operating Agreement, and the Seller entering into employment agreements with each of Greg Jacobson (President and Senior Managing Director), Harold Hermelee (Senior Managing Director) and Tad Dahlke (Senior Managing Director), the forms of which are included as Exhibits to the Agreement.   The Agreement and the Exhibits thereto are included as an Exhibit to this report.

Following the Closing, the affairs of the Seller shall be managed by a Board of Directors, initially consisting of seven directors, three of whom will be appointed by Management Company and shall consist of the Management Principals and four of whom shall be appointed by the Purchaser.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

99.1	Membership Interest Purchase Agreement dated February 23, 2009 by and among Manhattan Bancorp, MB Financial Services, Inc., Bodi Advisors, Inc. and Bodi Capital, LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2009		MANHATTAN BANCORP

	By:	/s/ Jeffrey M. Watson
Jeffrey M. Watson.
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Title

99.1	Membership Interest Purchase Agreement dated February 23, 2009 by and among Manhattan Bancorp, MB Financial Services, Inc., Bodi Advisors, Inc. and Bodi Capital, LLC